Exhibit 10.74

STOCK CONTRIBUTION AGREEMENT

This STOCK CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of April 1, 2013, by and between GE Consumer Finance, Inc., a Delaware corporation (“GECFI”), and GE Capital Retail Finance Corporation, a Delaware corporation (“RF HoldCo”).

WHEREAS, GECFI and RF HoldCo agree and intend that GECFI will transfer to RF HoldCo certain Retail Finance assets (including stock of one or more subsidiaries) owned by GECFI in a series of transfers;

WHEREAS, GECFI owns all of the issued and outstanding stock of GE Capital Retail Bank, a federal savings bank (the “Interests”);

WHEREAS, GECFI desires, as an initial transfer by GECFI, to contribute to the capital of RF HoldCo by transferring all of its rights, title and interests in, to and under the Interests, and RF HoldCo desires to accept the rights, title and interests in, to and under the Interests from GECFI; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Contribution of the Interests. GECFI hereby transfers to RF HoldCo, as a contribution to the capital of RF HoldCo, all of its rights, title and interests in, to and under the Interests (the “Contribution”). RF HoldCo hereby acknowledges receipt of and accepts the Contribution.

2. Tax Matters. The parties intend that the Contribution contemplated by this Agreement constitutes a tax-free contribution pursuant to section 351 of the Internal Revenue Code of 1986, as amended (the “Code”) and a tax-free reorganization described in Code section 368(a)(1)(B).

3. Further Assurances. From time to time after the date hereof, upon reasonable notice and without further consideration, each party shall execute, acknowledge and deliver all such other documents and shall take all such other action as may be necessary or appropriate, in the reasonable judgment of the other party, to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

5. Counterparts. This Agreement may be executed in one or more counterparts, which together shall be deemed to constitute one original, and shall become effective when one or more counterparts shall have been signed by each party and delivered to the other party.

[Signature page follows]

GECFI-GECRFC Contribution Agreement

(GECRB Stock) – April 1, 2013

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

GE CONSUMER FINANCE, INC.

By:	/s/ Margaret Keane
Name:	Margaret Keane
Title:	Chairman, President & CEO

GE CAPITAL RETAIL FINANCE CORPORATION

By:	/s/ Brian Doubles
Name:	Brian Doubles
Title:	Vice President, CFO & Treasurer

GECFI-GECRFC Contribution Agreement

(GECRB Stock) – April 1, 2013